UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2017

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, Callaway Golf Company (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Company’s shareholders approved, among other items, the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan (as amended prior to the Restated Plan, the “2004 Incentive Plan,” and as amended and restated, the “Restated Plan”).

The Restated Plan, among other items, (1) increases the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company available for issuance from 24,000,000 shares under the 2004 Incentive Plan to 33,000,000 shares under the Restated Plan; (2) extends the term from May 15, 2023 under the 2004 Incentive Plan to May 2, 2027 under the Restated Plan; (3) approves the material terms of performance measures in the Restated Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code; and (4) provides certain share counting provisions setting forth the circumstances in which shares subject to certain awards under the Restated Plan which are subject to expiration, termination, cancellation or cash settlement, or are reacquired, will be returned to the share reserve and be available for future awards. The Restated Plan is designed to (1) promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (2) encourage such persons to hold an equity interest in the Company, and (3) enhance the mutuality of interest between such persons and shareholders in improving the value of the Common Stock.

The foregoing summary relating to the Restated Plan is qualified in its entirety by reference to the full text of the Restated Plan, a copy of which is attached as Appendix B to the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 22, 2017 (the “Proxy Statement”) and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2017, the Company’s shareholders approved five proposals at the Annual Meeting. Of the 93,793,899 shares of the Company’s Common Stock outstanding as of the record date, 82,161,577 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

	Shares Voted
Name of Candidate	For	Authority Withheld	Broker Non- Votes
Oliver G. (Chip) Brewer III	71,605,265	527,061	10,029,251
Ronald S. Beard	71,571,259	561,067	10,029,251
Samuel H. Armacost	71,569,767	562,559	10,029,251
John C. Cushman, III	71,571,781	560,545	10,029,251
John F. Lundgren	71,629,766	502,560	10,029,251
Adebayo O. Ogunlesi	71,618,045	514,281	10,029,251
Linda B. Segre	71,634,507	497,819	10,029,251
Anthony S. Thornley	71,571,245	561,081	10,029,251

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
81,424,180	557,043	180,354

Proposal 3: Amendment and Restatement of the Amended and Restated 2004 Incentive Plan

The Company’s shareholders approved the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
68,726,298	3,230,053	175,975	10,029,251

Proposal 4: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
70,510,977	1,436,674	184,675	10,029,251

Proposal 5: Advisory Vote on Frequency of Advisory Votes on Future Executive Compensation

The Company’s shareholders approved, on an advisory basis, to hold future shareholder votes to approve the compensation of the Company’s named executive officers every year. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
55,167,132	48,648	16,747,693	168,853	10,029,251

Based upon the results set forth in Proposal 5 above, the Company currently intends to hold an advisory vote on the compensation of its named executive officers every year.

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date:	May 5, 2017	By:	/s/ Brian P. Lynch
		Name:	Brian P. Lynch
		Title:	Senior Vice President, General Counsel, Corporate Secretary and Interim Chief Financial Officer